Exhibit 23.1




         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form F-3) and related Prospectus of RADA Electronic Industries Ltd. for the registration of 7,185,429 shares of its ordinary shares and to the incorporation by reference therein of our report dated March 1, 2005, with respect to the consolidated financial statements of RADA Electronic Industries Ltd. included in its Annual Report (Form 20-F/A) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.




                                             /s/ Kost Forer Gabbay and Kasierer
                                             ----------------------------------
                                             KOST FORER GABBAY & KASIERER
                                             A Member of Ernst & Young Global



Tel Aviv, Israel
September 8, 2005